UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 25, 2012

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OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 25, 2012, Opexa Therapeutics, Inc. (the “Company”) closed a private offering (the “Note Offering”) of convertible secured promissory notes (the “Notes”) and warrants to purchase shares of common stock (the “Warrants”) pursuant to a Note Purchase Agreement (the “Purchase Agreement”) dated July 25, 2012 entered into by and among the Company and the investors signatory thereto.  The form of Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein.  The Company raised initial gross proceeds of $4,085,000 in principal amount from the Note Offering.  The form of Note issued to the investors is attached hereto as Exhibit 10.2 and the form of Warrant issued to the investors is attached hereto as Exhibit 4.1, each of which is incorporated herein by reference.

The Notes mature on July 25, 2014 and accrue interest at the rate of 12% per annum, compounded annually.  Interest is payable semi-annually on June 30 and December 31 in either cash or registered shares of common stock, at the Company’s election.  The Notes are secured by substantially all of the Company’s tangible and intangible assets and are convertible into a new class of non-voting Series A Convertible Preferred Stock.  The Notes can be converted into Series A Convertible Preferred Stock at the option of the investors at a price of $100.00 per share, subject to certain limitations and adjustments.  Additionally, the Company can elect to convert the Notes into Series A Convertible Preferred Stock if (i) the Company’s common stock closes at or above $2.50 per share for 20 consecutive trading days or (ii) the Company achieves certain additional funding milestones to allow it to continue its clinical trial program.  These milestones include (x) executing a strategic agreement with a partner or potential partner by which the Company will receive a minimum of $5,000,000 to partially fund, or an option to partner with the Company for, its Phase II clinical trial for Tcelna in patients with secondary progressive multiple sclerosis and (y) receiving a minimum of $25,000,000 in additional capital (including the Note Offering proceeds) from any partner, potential partner or any other source.

The powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.  The Series A Convertible Preferred Stock accrues dividends at the rate of 8% per annum, which are cumulative and payable semi-annually in either cash or registered shares of the common stock, at the Company’s election.  The Series A Convertible Preferred Stock is convertible to shares of the Company’s common stock at the option of the investors at a price of $0.80 per share, for a maximum issuance of 5,106,250 shares of common stock, subject to certain limitations and adjustments.  Additionally, the Company can elect to convert the Series A Convertible Preferred Stock into common stock if the Company’s common stock closes at or above $4.00 per share for 20 consecutive trading days.

The warrants have an exercise price of $1.25 per share, a five-year term and are exercisable for 75% of the number of shares into which the notes are ultimately convertible, for a maximum issuance of 3,829,688 shares of common stock, subject to certain limitations and adjustments.  The Company can redeem the warrants at $0.01 per share if the Company’s common stock closes at or above $2.50 per share for 20 consecutive trading days.

Pursuant to Nasdaq Stock Market rules, the Notes, the shares of Series A Preferred Stock and the Warrants contain a limitation on conversion or exercise, as applicable, such that the securities are not convertible or exercisable to the extent an investor would beneficially own in excess of 19.9% of the Company’s common stock outstanding or control in excess of 19.9% of the total voting power of the outstanding securities, unless and until the Company obtains shareholder approval permitting such issuance of shares.  Similarly, the Notes, the shares of Series A Preferred Stock and the Warrants have a conversion price floor and an exercise price floor, as applicable, preventing any adjustment to cause the conversion prices or exercise price to be less than the market price at issuance (plus, in the instance of conversion prices, a premium as specified by Nasdaq Stock Market rules) unless and until the Company obtains shareholder approval permitting such reduction.  The number of underlying warrants shares may be adjusted in certain circumstances, subject to a cap of no more than 50% of the shares for which the warrant was initially exercisable.

The investors were granted a security interest in all assets of the Company, pursuant to a Security Agreement entered into between the Company and the investors signatory thereto, the form of which is attached hereto as Exhibit 10.3.  In addition, $1,000,000 of the proceeds from the Note Offering is being held in a controlled account as part of the security interest granted by the Company to the investors, pursuant to the terms of a Deposit Account Control Agreement, a copy of which is attached hereto as Exhibit 10.4.  The investors were granted certain registration rights for the shares of common stock underlying the Series A Preferred Stock and the Warrants, pursuant to a Registration Rights Agreement entered into between the Company and the investors signatory thereto, the form of which is attached hereto as Exhibit 10.5.

The Purchase Agreement contains an expansion option whereby the Company may request, upon certain conditions, that the investors purchase additional Notes and Warrants to bring the total offering to an aggregate of $8.0 million in principal amount.  However, any exercise of this expansion option will require the consent of holders of at least 75% of the issued Notes, among other conditions.

Investors in the Note Offering included several existing large shareholders of the Company as well as three members of the Company’s Board of Directors.  Entities affiliated with director Scott B. Seaman invested an aggregate of $1.3 million in the Note Offering, director David E. Jorden invested $115,000 in the Note Offering, and director and President & Chief Executive Officer Neil K. Warma invested $15,000 in the Note Offering.  An independent special committee of the Company’s Board of Directors reviewed and negotiated the terms of the Note Offering and recommended that the Note Offering be approved on behalf of the Company and its Board of Directors.

The Purchase Agreement is attached hereto as an exhibit to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement.

The foregoing description of the Note Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is incorporated herein by reference.  The offers and sales of the Notes and Warrants were made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of applicable states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws, based upon representations made by the investors (each of whom is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D).

Item 3.03	Material Modification to Rights of Security Holders

The disclosure in Item 1.01 above is incorporated herein by reference.  On July 25, 2012, the Company filed the Certificate of Designation with the Secretary of State of the State of Texas setting forth the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock.  An aggregate of 80,000 shares of the Company’s blank check preferred stock have been designated as Series A Preferred Stock.  A copy of the Certificate of Designation is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On July 20, 2012, the Company filed a Restated Certificate of Formation with the Secretary of State of the State of Texas to restate its charter, as previously amended, restated and corrected to date and currently in effect prior to the filing.  A copy of the Restated Certificate of Formation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On July 26, 2012, the Company issued a press release announcing the closing of the Note Offering described above in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Formation of Opexa Therapeutics, Inc.

4.1	Form of Series I Warrant issued to investors.

4.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Opexa Therapeutics, Inc.

10.1	Form of Note Purchase Agreement, dated July 25, 2012, by and among Opexa Therapeutics, Inc. and the investors signatory thereto.

10.2	Form of 12% Convertible Secured Promissory Note issued to investors.

10.3	Form of Security Agreement, dated July 25, 2012, by and among Opexa Therapeutics, Inc., the investors signatory thereto, and Alkek & Williams Ventures, Ltd. as collateral agent for the investors.

10.4
Deposit Account Control Agreement, dated July 25, 2012, by and among Opexa Therapeutics, Inc., Alkek & Williams Ventures, Ltd. as collateral agent for the investors, and Wells Fargo Bank, National Association.

10.5	Form of Registration Rights Agreement, dated July 25, 2012, by and among Opexa Therapeutics, Inc. and the investors signatory thereto.

99.1	Press Release issued by Opexa Therapeutics, Inc. on July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 26, 2012	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Formation of Opexa Therapeutics, Inc.

4.1	Form of Series I Warrant issued to investors.

4.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Opexa Therapeutics, Inc.

10.1	Form of Note Purchase Agreement, dated July 25, 2012, by and among Opexa Therapeutics, Inc. and the investors signatory thereto.

10.2	Form of 12% Convertible Secured Promissory Note issued to investors.

10.3	Form of Security Agreement, dated July 25, 2012, by and among Opexa Therapeutics, Inc., the investors signatory thereto, and Alkek & Williams Ventures, Ltd. as collateral agent for the investors.

10.4
Deposit Account Control Agreement, dated July 25, 2012, by and among Opexa Therapeutics, Inc., Alkek & Williams Ventures, Ltd. as collateral agent for the investors, and Wells Fargo Bank, National Association.

10.5	Form of Registration Rights Agreement, dated July 25, 2012, by and among Opexa Therapeutics, Inc. and the investors signatory thereto.

99.1	Press Release issued by Opexa Therapeutics, Inc. on July 26, 2012.